CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 333-37803, 333-67039, 333-17243, 333-17245,
333-48163 and 333-92279).





                                                        Arthur Andersen LLP


January 28, 2000
Atlanta, Georgia